FIRST AMENDMENT TO

SECURITIES LENDING AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES LENDING AGREEMENT ("First Amendment"), dated effective as of August 20, 2021, is made and entered into by and between U.S. BANK NATIONAL ASSOCIATION ("Bank") and THE ADVISORS' INNER CIRCLE FUND ("Fund"), on behalf of each respective series identified in Exhibit A to the Agreement (each such series hereinafter referred to as a separate "Customer").

WITNESSETH:

WHEREAS, U.S. Bank and Fund, on behalf of each of its Customers, are parties to that certain Securities Lending Agreement, dated effective as of October 26, 2020, as may be amended from time to time ("Agreement"); and

WHEREAS, the parties now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual premises, covenants and undertakings set forth herein, the parties hereto agree as follows:

1.       Customer Information Sheet. The Customer Information Sheet attached as Exhibit A to the Agreement shall hereby be deleted and replaced by the Customer Information Sheet attached as Exhibit A to this First Amendment.

2.       Approved Borrowers. The Approved Borrowers List attached as Exhibit B-2 to this First Amendment shall hereby be added as Exhibit B-2 to the Agreement. All references to Exhibit B in the Agreement shall be deemed to mean Exhibit B and Exhibit B-2 collectively.

3.       Loan Fee Schedule. The Loan Fee Schedule attached as Exhibit C to the Agreement shall hereby be deleted and replaced by the Loan Fee Schedule attached as Exhibit C to this First Amendment.

4.       Full Force and Effect. Except as specifically modified by this First Amendment, the Agreement shall remain in full force and effect. All references to the Agreement shall be deemed to mean the Agreement as modified by this First Amendment.

5.       Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties have executed this First Amendment effective as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION		THE ADVISORS' INNER CIRCLE FUND

By:	/s/ Jill M. Stevenson	/s/ Eric Griffith

	Name: Jill M. Stevenson	Name: Eric Griffith

	Title: Vice President	Title: Vice President & Assistant Secretary

	Date: August 23, 2021	Date: August 20, 2021

EXHIBIT A

CUSTOMER INFORMATION SHEET

Please provide the Bank with the following information:

Name: The Advisors' Inner Circle Fund

Tax identification number:________________________________________

(for multiple tax identification numbers, please use the bottom half of this page)

Principal place of business: One Freedom Valley Drive, Oaks, PA 19456

State and nation of incorporation or organization: Massachusetts, USA

Address (or the address of

your registered agent) within

state of incorporation or organization: C/O CT CORPORATION SYSTEM, 155 FEDERAL

STREET STE 700, BOSTON, MA 02110 USA

If multiple legal entities will be lending securities under this Customer Agreement, please list the name of each entity and its unique tax identification number below (attach additional pages if necessary):

Name	Tax ID
Edgewood Growth Fund	[Redacted]
McKee International Equity Portfolio	[Redacted]

EXHIBIT B-2

APPROVED BORROWERS

The following entities are pre-approved as “Borrowers” pursuant to the Securities Lending Agreement unless the Customer places an “X” on the line across from a Borrower name.

Banco Santander, S.A	Jefferies LLC
Bank of Montreal	J.P. Morgan Securities LLC
Bank of Nova Scotia (The)	Mizuho Securities USA LLC
Barclays Capital, Inc.	Morgan Stanley & Co. LLC
BMO Capital Markets Corp.	MUFG Securities Americas Inc.
BMO Nesbit Burns Inc.	National Bank of Canada Financial Inc.
BNP Paribas, New York Branch	National Financial Services LLC
BNP Paribas Prime Brokerage International, Limited	Nomura Securities International, Inc.
BNP Paribas Securities Corp.	Pershing, LLC
BofA Securities, Inc.	Raymond James & Associates, Inc.
Canadian Imperial Bank of Commerce	RBC Capital Markets, LLC
Cantor Fitzgerald & Co.	RBC Dominion Securities Inc.
CF Secured, LLC	Royal Bank of Canada, New York Branch
CIBC World Markets Corp.	Scotia Capital (USA) Inc.
CIBC World Markets Inc.	SG Americas Securities, LLC
Citigroup Global Markets Inc.	Société Générale, New York Branch
Credit Agricole Securities (USA) Inc.	TD Ameritrade Clearing, Inc.
Credit Suisse Securities (USA) LLC	TD Prime Services LLC
Deutsche Bank Securities Inc.	TD Securities (USA) LLC
Goldman Sachs & Co. LLC	Truist Securities, Inc.
HSBC Bank plc	UBS Securities LLC
HSBC Securities (USA) Inc.	Wells Fargo Clearing Services, LLC
ING Financial Markets LLC	Wells Fargo Securities, LLC
Janney Montgomery Scott LLC

Advisors' Inner Circle Fund on behalf of McKee International Equity Portfolio		Optional 2nd Signature:
By:	/s/ Eric Griffith	By:

Name:	Eric Griffith	Name:

Title:	Vice President & Assistant Secretary	Title:

Date:	August 20, 2021	Date:

EXHIBIT C

LOAN FEE SCHEDULE

[Redacted]

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